U. S. SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________________________________________________________________

OFFSITE DOCS INC.

(Name of Registrant in its Charter)

Nevada	7371	45-1444855
(State or Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Neil Reams

President and Chief Executive Officer

Offsite Docs Inc.

7502 West 147th Terrace

Overland Park, KS 66223

913.961.5636

(Address and Telephone Number of Principal Executive Offices)

Capitol Corporate Services, Inc.

202 South Minnesota Street Carson City, NV 89703

775.844.0490

(Name, Address and Telephone Number of Agent for Service)

Copies of all communications to:

Sheila L. Seck, Esq.

Seck & Associates LLC

7285 W 132nd Street Suite 240

Overland Park, KS 66213

913.232.2270

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box.  ⌧

Indicate by check mark whether the registrant is a large accelerated file, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  o

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	⌧

CALCULATION OF REGISTRATION FEE

Range of Common Securities to Be Registered	Amount to Be Registered	Proposed Offering Price per Share(1)(2)	Proposed Aggregate Offering Price(3)	Amount of Registration Fee(4)

Common Stock	3,340,000	$0.025	$83,500	$9.69(3)

(1)	This price was arbitrarily determined by the Company.
(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933. Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum.

(3)	Proceeds to the selling shareholders.
(4)	Paid in advance. The Company has agreed to bear the expenses related to the registration of shares for the selling shareholders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

OFFSITE DOCS INC.

3,340,000 SHARES OF COMMON STOCK

The selling shareholders named in this Prospectus are offering all of the shares of common stock offered through this Prospectus.  Our common stock is presently not traded on any market or securities exchange.  The 3,340,00 shares of our common stock can be sold by selling security holders at a fixed price of $0.025 per share until our shares are quoted on the OTC Bulletin Board and, thereafter, at prevailing market prices or privately negotiated prices.  There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.  We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION.  PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 1.

C

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The date of this Prospectus is _______________, 2011

Item 3. Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges.

This summary highlights information contained elsewhere in this Prospectus and may not contain all of the information you should consider before investing in the shares. You are urged to read this Prospectus in its entirety, including the information under “Risk Factors”. Unless the context indicates otherwise, the words “we,” “us” “our” or the “Company” refer to Offsite Docs Inc.

Overview

The Company

Offsite Docs Inc., a Nevada corporation, was formed on March 30, 2011, to provide for a cloud-based document storage and security solution.  The software and all of the Company’s intellectual property was contributed on the date of Company’s formation by one of its shareholders, Smog Space LLC (“Smog Space”), a Kansas limited liability company.  Smog Space developed the software and related intellectual property and contributed the software and intellectual property in exchange for shares of the Company’s common stock.  The Company wholly owns all rights to the software and related intellectual property and will maintain control of both.

The Company provides a document management system that is targeted at law firms, financial service companies, real estate  companies, and other businesses that store and manage a large number of documents.  The Company offers a reliable, full-featured, cost-effective and user friendly system that allows customers to organize and manage their documents using a cloud-based, secure solution.  The Company has developed the software and user-interface necessary to allow customers easy access to their data from any computer or other device with internet access anywhere in the world.  The system allows users to store, manage, and share documents and other forms of content instead of having them stored on one employee’s desktop or on a server where access is limited to time in the office.

The website’s user interface, www.offsitedocs.com, was developed using Microsoft Visual Web Developer 2010 Express.  The database was developed using SQL Server 2008.  The website resides on a Windows Server 2008 box co-located at www.godaddy.com.  The website is protected with a security certificate offering RSA (2,048 bit) encryption.

The Company operates under a combination of two models, the software as a service “SaaS” model and the data as a service “DaaS” model.  Customer and users access the system from any internet connection worldwide through the internet.  The Company hosts the software and allows the customers access to their specific data and/or their documents.  The customers and users will not have a contractual right to take possession of the software.

The Company has planned its growth to be executed in two steps.  We will first sell the document storage and management system. The Company anticipates that the next phase of its product offering will be to offer a cloud-based “data room” and document management system specifically targeted to companies engaging in transactions, such as law firms, investment banking firms and accounting firms.

The CEO, president and secretary is Neil Reams. Neil Reams was elected as a director on March 30, 2011.  Mr. Reams has over 20 years experience in software design and development of software in the defense, science, finance and telecommunications areas.  He specializes in object-oriented analysis, design and programming.  In addition to his work with the Company, Mr. Reams is currently consulting with a government agency working on a project as a data architect and programmer.  Beth Reams was elected as a director on June 1, 2011.  Ms. Reams is an upper level math teacher at a private preparatory high school in Kansas City, Missouri.

The Company's principal offices are located at 7502 West 147th Terrace, Overland Park, KS 66223. Our telephone number there is 913.961.5636 . We are in the process of developing and improving our website at www.offsitedocs.com. Information included on our website is not a part of this Prospectus.

The Company is generating a small amount of revenue from a small number of clients. It’s revenue from inception on March 30, 2011 through July 31, 2011 is $1,650.

The Offering

The selling shareholders named in this Prospectus are offering all of the shares of common stock offered through this Prospectus.  The selling shareholders are selling shares of common stock covered by this Prospectus for their own account. We will not receive any of the proceeds from the resale of these shares.  The offering price of $0.025 was determined by the price shares were sold to shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices.  There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.  We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Summary Financial Information

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this Prospectus.  The Balance Sheet Data and the Statements of Operations are derived from our audited financial statements.

Balance Sheet Data	7/31/2011 (Audited)

Cash	$0
Total Assets	$17,220
Liabilities	$7,514
Total Shareholders’ Equity	$9,706

Statement of Operations From Incorporation on March 30, 2011 to July 31, 2011 (Audited)	7/31/2011 (Audited)

Revenue	$1,650
Net Income	$606

Risk Factors

An investment in our stock is risky. You should carefully consider the risks and uncertainties described below and the other information in this Prospectus before deciding whether to invest in the Shares we are offering.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  Please note that throughout this Prospectus, the words “we”, “our” or “us” refer to the Company.

Risks Related to Our Company

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this Prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  Please note that throughout this Prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling shareholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL STARTUP COMPANY.

We were incorporated in Nevada on March 30, 2011.  We have no significant assets, limited financial resources and minimal revenues to date.  The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate.  Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF NEIL REAMS, OUR PRESIDENT.  WITHOUT HIS CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Neil Reams, our President.  We currently do not have an employment agreement with Mr. Reams.  The loss of his service could have a material adverse effect on our business, financial condition, or results of operation.

OUR PRESIDENT, CHIEF EXECUTIVE OFFICER AND EMPLOYEE, NEIL REAMS, HAS NO EXPERIENCE MANAGING PUBLIC COMPANIES.

Mr. Reams, our President, Chief Executive Officer and Director, has no experience managing public companies. Our second director, Beth Reams has no experience managing public companies.

WE DO NOT PRESENTLY HAVE IN PLACE AN EMPLOYMENT AGREEMENT WITH NEIL REAMS, OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER.

We presently do not have in place an employment agreement with Neil Reams, our President and Chief Executive Officer.  Should the Company no longer be able to secure the services of Mr. Reams, the loss could have a material adverse effect on our business, financial condition or results of operation.

OUR MANAGEMENT IS NOT CURRENTLY RECEIVING ANY COMPENSATION.

Mr. Reams is not currently receiving any compensation for his work as an officer for the Company.  Mr. Reams does not intend to take any form of salary until the Company’s annual revenues reach substantial levels, at which time a reasonable salary shall be determined.  Based upon the Company’s growth status, Mr. Reams is not expected to take a salary for the foreseeable future.

WE HAVE NO PLANS TO PAY DIVIDENDS.

To date, we have paid no cash dividends on our common shares.  For the foreseeable future, earnings generated from our operation will be retained for use in our business and not to pay dividends.

THE OFFERING PRICE OF THE SHARES SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.025 for the shares of common stock was determined based on the price paid by the selling shareholders in our private offering.  The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.  The offering price bears no relationship to the book value, assets or earnings of the Company or any other recognized criteria of value.  The offering price should not be regarded as an indicator of the future market price of the securities.

BECAUSE SMOG SPACE LLC OWNS MORE THAN 50% OF OUR OUTSTANDING COMMON STOCK AFTER THIS OFFERING AND WILL BE ABLE TO DECIDE WHO WILL BE OUR DIRECTORS, YOU MAY NOT BE ABLE TO ELECT OUR DIRECTORS.

Smog Space LLC owns approximately 77% of our authorized and issued common stock.  Accordingly, for as long as Smog Space LLC continues to own more than 50% of our common stock, Smog Space LLC will be able to elect our entire board of directors, control all matters that require a shareholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations.  This concentration of ownership could result in a reduction in value to the common shares you own because of the ineffective voting power, and could have the effect of preventing us from undergoing a change of control in the future.

WHILE NO CURRENT LAWSUITS ARE FILED AGAINST THE COMPANY, THE POSSIBILITY EXISTS THAT A CLAIM OF SOME KIND MAY BE MADE IN THE FUTURE.

While no current lawsuits are filed against us, the possibility exists that a claim of some kind may be made in the future.  We currently have no plan to purchase liability insurance and we currently lack the resources to purchase such insurance.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock.  Our shares are not and have not been listed or quoted on any exchange or quotation system.  There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained.  In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks.  These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

SOFTWARE DEVELOPMENT IS INTENSELY COMPETITIVE, AND IF THE COMPANY FAILS TO SUCCESSFULLY COMPETE IN THE MARKET, ITS MARKET SHARE AND BUSINESS WILL BE HARMED.

The markets for the products and services offered by the Company are intensely competitive and characterized by rapidly changing technology and changing consumer demands.  There are many players in the cloud-based software segment, many of which are large and have significant research and development and sales and marketing budgets and staff.  Large companies may at any time attain positions of competitive advantage that the Company will find difficult to counteract.  Because our industry is changing and evolving and we have limited operating history, our financial data will not likely reflect future operations.  There can be no assurance that the Company will be able to successfully compete with any current or potential providers of products and services competitive with those of the Company.

THE COMPANY’S SUCCESS DEPENDS, IN PART, ON ITS ABILITY TO PROTECT, DEVELOP AND RAPIDLY DEPLOY INTELLECTUAL PROPERTY.

Our intellectual property includes our cloud-based technology software, our back office solutions and related software, our registered domain name, and our unregistered trademark.  Although the Company currently intends to pursue protection of its intellectual property, there is no assurance that such protection will be available or sufficient to preclude competition. Competitors may develop similar or superior products, software, business models and intellectual property. This could have a serious impact on the ability of the Company to succeed. If the Company fails to protect, develop and secure proprietary information and intellectual property, the value of the Company could be impaired.

IF THE COMPANY IS UNABLE TO ADAPT TO THE RAPID TECHNOLOGICAL CHANGE IN ITS INDUSTRY, THE COMPANY WILL NOT REMAIN COMPETITIVE AND ITS BUSINESS WILL SUFFER.

The Company’s market is characterized by rapidly changing technologies and evolving industry standards. The recent growth of web-based solutions and intense competition in the industry exacerbate these market characteristics. The Company’s future success will depend on the Company’s ability to adapt to rapidly changing technologies by continually improving the features and reliability of its software and its services. The Company may experience difficulties that could delay or prevent the successful introduction or marketing of new products and services. In addition, new enhancements must achieve significant market acceptance. The Company could also incur substantial costs if the Company needs to modify its service or infrastructures or adapt its technology to respond to these changes.

Forward-Looking Statements

This Prospectus contains projections and statements relating to the Company that constitute "forward-looking statements." These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as "intends," "believes," "anticipates," "expects," "estimates," "may," "will," or similar terms. Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements. These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective directors, officers or advisors with respect to, among other things: (1) trends affecting the Company’s financial condition, results of operations or future prospects, (2) the Company’s business and growth strategies and (3) the Company’s financing plans and forecasts. Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could adversely affect the actual results and performance of the Company include, without limitation, the Company’s inability to raise additional funds to support operations and capital expenditures, the Company’s inability to effectively manage its growth, the Company’s inability to achieve greater and broader market acceptance in existing and new market segments, the Company’s inability to successfully compete against existing and future competitors, the Company’s reliance on independent manufacturers and suppliers, disruptions in the supply chain, the Company’s inability to protect its intellectual property, other factors described elsewhere in this Prospectus, or other reasons. Potential investors are urged to carefully consider such factors. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the "Risk Factors" described herein.

Item 4. Use of Proceeds

USE OF PROCEEDS

The selling shareholders are selling shares of common stock covered by this Prospectus for their own account.  We will not receive any of the proceeds from the resale of these shares.  We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Item 5.  Determination of Offering Price

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined based on the price paid by the selling shareholders in our private offering.  The offering price was determined by the price shares were sold to our shareholders in our private placement, which was completed in July 2011, pursuant to an exemption under Rule 504 of Regulation D.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.  The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.  Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this Prospectus.  In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.  There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Item 6.  Dilution

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

PENNY STOCK CONSIDERATIONS

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations.  Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system).  Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.  The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities.  These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Item 7.  Selling Security Holders

SELLING SHAREHOLDERS

The shares being offered for resale by the selling shareholders consist of the 3,340,000 shares of our common stock held by 40 shareholders of our common stock, which sold in our Regulation D Rule 504 offering completed in July 2010.  The remaining shares offered for resale are held be our sole officer and director, Neil Reams and our other founding shareholder Smog Space LLC.

The following table sets forth the names of the selling shareholders, the number of shares of common stock beneficially owned by each of the selling shareholders as of July 31, 2011, and the number of shares of common stock being offered by the selling shareholders.  The shares being offered hereby are being registered to permit public secondary trading, and the selling shareholders may offer all or part of the shares for resale from time to time.  However, the selling shareholders are under no obligation to sell all or any portion of such shares nor are the selling shareholders obligated to sell any shares immediately upon effectiveness of this Prospectus.  All information with respect to share ownership has been furnished by the selling shareholders.

Selling Shareholders	Relationship to the Company and its Beneficial Owners	Shares of Common Stock Owned Prior to Offering	Shares of Common Stock to be Sold	Shares of Common Stock Owned After Offering	Percent of Common Stock Owned After the Offering
Robert Baker	None	6,000	6,000	0	0%
Debra Baker	None	6,000	6,000	0	0%
Mary Bechtel	None	6,000	6,000	0	0%
Troy Bechtel	None	6,000	6,000	0	0%
Jennifer Burgess	None	6,000	6,000	0	0%
Richard Burgess IV	None	6,000	6,000	0	0%
Taylor DeFoor	Family	6,000	6,000	0	0%
Linda DeFoor	Family	6,000	6,000	0	0%
William DeFoor Jr	Family	6,000	6,000	0	0%
Lawson Duncan	None	6,000	6,000	0	0%
Joseph Duncan	None	6,000	6,000	0	0%
Kimberly Duvall	None	6,000	6,000	0	0%
Brandon Duvall	None	6,000	6,000	0	0%
Sara Eshelbrenner	None	6,000	6,000	0	0%
Dale Eshelbrenner	None	6,000	6,000	0	0%
Lori Etheridge	Family	6,000	6,000	0	0%
Jeffrey McCutchen	Family	6,000	6,000	0	0%
Debora McCutchen	Family	6,000	6,000	0	0%
Shirley Overbay	Family	6,000	6,000	0	0%
Dennis Overbay	Family	6,000	6,000	0	0%
Brian Parise	None	6,000	6,000	0	0%
Dana Parise	None	6,000	6,000	0	0%
Andrew Parise	None	6,000	6,000	0	0%
Janet Reams	Family	6,000	6,000	0	0%
Franklin Reams	Family	6,000	6,000	0	0%
Beth Reams	Director	6,000	6,000	0	0%
Neil Reams	Officer, Director	500,000	500,000	0	0%
Smog Space	Shareholder	2,600,000	2,500,000	0	0%
Daniel Shatto	None	6,000	6,000	0	0%
Karen Stegmann	Family	6,000	6,000	0	0%
Duane Tindall	Family	6,000	6,000	0	0%
Cameron Tindall	Family	6,000	6,000	0	0%
Christian Tindall	Family	6,000	6,000	0	0%
Jill Tindall	Family	6,000	6,000	0	0%
James Trafzer	None	6,000	6,000	0	0%
Faunlee Van Ness Gooley	None	6,000	6,000	0	0%
Kelsey Vaughan	None	6,000	6,000	0	0%
Mckenna Vaughan	None	6,000	6,000	0	0%
Adam White	None	6,000	6,000	0	0%
Jennifer White	None	6,000	6,000	0	0%
Jane Zander	None	6,000	6,000	0	0%
Christian Zarif	None	6,000	6,000	0	0%

Except as listed above, to our knowledge, none of the selling shareholders or their beneficial owners:

•

has had a material relationship with us other than as a shareholder at any time within the past three years; or

•

has ever been one of our officers or directors or an officer or director of any predecessors or affiliates; or

•

are broker-dealers or affiliated with broker-dealers.

Neil and Beth Reams are personally acquainted with all of our shareholders and solicited their investments in the private placement. The Company did not use any finders or brokers in the solicitation of the investors and did not pay fees or commissions.

Item 8. Plan of Distribution.

The selling security holders may sell some or all of their shares at a fixed price of $0.025 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we hope to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this Prospectus.  In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holders must be made at the fixed price of $0.025 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling shareholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed.  The distribution of the shares may be effected in one or more of the following methods:

•

ordinary brokers transactions, which may include long or short sales,

•

transactions involving cross or block trades on any securities or market where our common stock is trading,

•

through direct sales to purchasers or sales effected through agents,

•

through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or

•

any combination of the foregoing.

In addition, the selling shareholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling shareholders.  The selling shareholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this Prospectus.  Therefore, the selling shareholders are deemed underwriters.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).  Neither the selling shareholders nor we can presently estimate the amount of such compensation.  We know of no existing arrangements between the selling shareholders and any other shareholder, broker, dealer or agent relating to the sale or distribution of the shares.  We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this Prospectus.

We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $30,000

Notwithstanding anything set forth herein, no Financial Industry Regulatory Authority member will charge commissions that exceed 8% of the total proceeds of the offering.

Item 9. Description of Securities to be Registered.

DESCRIPTION OF SECURITIES

The following statements are qualified in their entirety by reference to the detailed provisions of our Amended and Restated Articles of Incorporation and Bylaws. The Shares registered pursuant to the registration statement of which this Prospectus is a part are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

Capital Structure

The authorized capital stock of the Company is 500,000,000 shares of capital stock. The board of directors authorized 425,000,000 shares of common stock with full voting rights and with a par value of $0.001 per share, and 75,000,000 shares of preferred stock, with a par value of $0.001 per share (the “Preferred Stock”).

Common Stock

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this Prospectus are fully paid and non-assessable. We refer you to our Amended and Restated Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

As of the date of this Prospectus, there are 3,340,000 shares of common stock issued outstanding.  As of the date of this Prospectus, there are forty two (42) holders of record of the Company’s common stock.

Preferred Stock

Preferred Stock may be issued from time to time in one or more series with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be provided by Board resolution authorizing the issuance of such Preferred Stock or series thereof; and the Board is vested with authority to fix such designations, preferences and relative participating, optional or other special rights or qualifications, limitations, or restrictions for each series, including the power to fix the redemption and liquidation preferences, the rate of dividends payable and the time for and the priority of payment thereof and to determine whether such dividends shall be cumulative or not and to provide for and fix the terms of conversion of such Preferred Stock or any series thereof into the common stock of the Company and fix the voting power, if any, of shares of Preferred Stock or any series thereof.

As of the date of this Prospectus, there are no outstanding shares of Preferred Stock.

Options and Warrants

There are no outstanding options or warrants or other securities that are convertible into our common stock.

Voting Rights

Each shareholder is entitled to one (1) vote for each share of voting stock. Shareholders are not entitled to cumulative voting rights.

Dividend Policy

We have not paid any cash dividends to shareholders. We intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.  Accordingly, shareholders will not get a financial benefit from owning our shares until the shares are sold, which may be difficult because there is no market for our shares and there is only a small chance that there will be a market for our shares.

Item 10. Interests of Named Experts and Counsel.

Interests of Named Experts and Counsel

Except as set forth in this paragraph, no expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Shares was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee. Sheila L. Seck is one of the owners of Smog Space LLC and the firm of which she is the sole owner, Seck & Associates LLC, has been the Company’s outside counsel since the Company’s inception doing corporate and securities work on behalf of the Company.  Ms. Seck is paid on an hourly basis for her work on behalf of Company and since its inception has accrued $6,000 in legal fees for services performed on behalf of the Company.

Item 11. Information with Respect to Registrant.

Company Overview

Offsite Docs Inc. is a corporation, incorporated in the State of Nevada on March 30, 2011. The Company's principal office is located at 7502 West 147th Terrace Overland Park, KS 66223.  At that time, the Company issued 500,000 shares of common stock to Neil Reams for $500 and 2,600,000 shares of common stock to Smog Space LLC in exchange for software and other intellectual property valued at $2,600.

The Company offers a cloud-based data management solution whereby customers may upload their important documents to a secure web-based server.  The Company operates under the software as a service “SaS” model.  Customer and users access the system from any internet connection worldwide.  The Company hosts the software and allows the customers access to their specific data.  The customers and users will not have a contractual right to take possession of the software.

The Company has generated $1,650 in revenue from its inception through July 31, 2011.  Users pay a monthly fee of around $100 to access the system.  While number of clients may grow, the user fee will likely be reduced to be competitive with other offerings in the market.

Organizational Structure

Our President and Chief Executive Officer, Neil Reams is participating in the Company’s start-up activities. At present, he is contributing less than 10 hours per week, without compensation, to handle the operational business functions including corporate administration and overseeing the development of the company’s products. We do not anticipate at this time that our management will change although the Company does not have an employment agreement with Mr. Reams.

Technology / Platform

The website’s user interface, www.offsitedocs.com, was developed using Microsoft Visual Web Developer 2010 Express.  The database was developed using SQL Server 2008.  The website resides on a Windows Server 2008 box co-located at www.godaddy.com.  The website is protected with a security certificate offering RSA (2,048 bit) encryption.

The Company operates under a combination of two models, the software as a service “SaaS” model and the data as a service “DaaS” model.  Customer and users access the system from any internet connection worldwide through the internet.  The Company hosts the software and allows the customers access to their specific data and/or their documents.  The customers and users will not have a contractual right to take possession of the software.

Marketing

We plan to market our products through existing relationships of Neil and Beth Reams.  The Company will also develop its website at the domain www.offsitedocs.com and will work on developing a search engine optimization strategy.

Strategy

We plan to develop a successful document management system by providing the proper technology, marketing, capital and leadership to implement our plan.  Initially, capital has been providing by our founding principals and shareholders to fund initial startup costs. Subsequently, funds to finance growth and working capital are planned to be provided by the sale of our services which is a recurring revenue model.  As the demand for our services increases, we plan to grow our staff to include, among others, sales, marketing, database managers, and Microsoft Certified .net systems developers and customer service representatives.

Growth and Sales Strategies

We are currently in the development stage of creating our sales methodology.  We intend to focus our sales initially on our cloud-based data management system.  Once we have sufficient demand, we will implement a cloud-based data room solution for transaction-based clients such as lawyers and real estate companies. It is unclear at this time whether or not the Company when the appropriate demand level will occur to implement the second stage of our strategy.

Competition

There are multiple competitors in the cloud-based document management system and the market is highly competitive.  Several examples of companies who offer cloud-based solutions are Box.net, Knowledge Tree, Perceptive Software, and many others. Extremely large and well-capitalized companies such as Amazon.com  and Google documents also offer cloud-based document management and storage systems.

The Company will work toward finding its niche in this market by providing a superior customer experience, highly reliable software, strong support and security.  We will also use direct marketing, educational newsletters and other traditional marketing methods to increase sales and to better compete in this market.  We will drive business to our website through the implementation of search engine optimization techniques.

The high level of competition in the cloud-based document management system market could adversely impact our ability to successfully get clients and grow the Company’s revenue.

Description of Property

The Company owns no real estate. Offsite Docs Inc. is currently utilizing space in Overland Park, KS. The property is owned by our President and Chief Executive Officer, Neil Reams, and the Company presently pays no rent to occupy the space. There is no obligation for or guarantee that this arrangement will continue in the future.  The website is co-located with www.godaddy.com to insure favorable service times while offering the flexibility of increasing data storage and bandwidth without the delay of acquisition and installation of owned services.

Holders of Our Common Stock

As of the date of this Registration Statement, we have 42 shareholders of our common stock.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to any holder of shares of our common stock.

Dividends

There are no restrictions in our Amended and Restated Articles of Incorporation or Bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or

2.

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Rule 144 Shares

There are currently no outstanding warrants for the purchase of shares of common stock and no shares of common stock reserved under any employee stock option plans. As of the date of this Prospectus, 3,340,000 shares of common stock are issued and outstanding. There currently are no shares of common stock or common stock equivalents which can be resold in the public market in reliance upon the safe harbor provisions of Rule 144, as promulgated under the Securities Act of 1933.

Upon the date this Registration Statement becomes effective, a total of 3,340,000 shares of our common stock will become available for resale to the public. The 3,340,000 shares of common stock outstanding as of the date of this Prospectus are considered “restricted securities” because they were issued in reliance upon an exemption from the registration requirements of the Securities Act and not in connection with a public offering. Pursuant to Rule 144 under the Securities Act, at such time as the Company has become a reporting issuer under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, these restricted shares will become available for resale to the public at the rate of one percent (1%) of total issued and outstanding shares of the Company during a three-month period. In general, under Rule 144, as amended, an affiliate of a reporting company may resell restricted securities after a six-month holding period, subject to the current public information requirements, volume limitations, manner of sale requirements and notice of proposed sale requirements.

Executive Compensation

Neil Reams, the Company's sole officer and a director, does not receive any compensation for his services rendered to the Company since inception, has not received such compensation in the past and is not accruing any compensation pursuant to any agreement with the Company. Beth Reams, a director, does not receive any compensation for her services rendered to the company since she was elected as a director on June 1, 2011.  There are also no arrangements or plans to provide retirement, pension or similar benefits. We do not currently have any bonus or incentive plans available. However, stock options may be granted at the direction of the board of directors.

Legal Proceedings

There are no legal proceedings pending or threatened against the Companh.

Reports to Security Holders

We have filed with the SEC a registration statement (the “Registration Statement”) on Form S-1 (including exhibits) under the Securities Act with respect to the shares to be sold in this Offering. This Prospectus, which forms part of the registration statement, does not contain all the information set forth in the Registration Statement as some portions have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to our Company and the Shares offered in this Prospectus, reference is made to the Registration Statement, including the exhibits filed thereto, and the financial statements and notes filed as a part thereof. With respect to each such document filed with the SEC as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved. We are not currently subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). As a result of the offering of the Shares of our common stock, we will become subject to the informational requirements of the Exchange Act, and, in accordance therewith, we will file quarterly and annual reports and other information with the SEC and send a copy of our annual report together with audited consolidated financial statements to each of our shareholders. The Registration Statement, such reports and other information may be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N. E., Washington, D. C. 20549. Copies of such materials, including copies of all or any portion of the Registration Statement, may be obtained from the Public Reference Room of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the internet (http://www.sec.gov).

Item 12.  Disclosure of Commission Position on Indemnification of Securities Act Liabilities.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by one of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Financial Statements

Our fiscal year end is December 31, 2011. We will provide audited financial statements to our shareholders on an annual basis as prepared by the Company’s independent certified public accountant.  The financial statements of Offsite Docs Inc. as of July 31, 2011 and for the period from March 30, 2011 (inception) through July 31, 2011, included in this Registration Statement have been audited by Timothy A. Coons, CPA PhD, independent registered public accounting firm, and have been so included in reliance upon the report of Timothy A. Coons, CPA PhD given on the authority of such firm as experts in accounting and auditing.

OFFSITE DOCS INC.

AS OF JULY 31, 2011

AND FOR THE PERIOD MARCH 30, 2011 (INCEPTION)

THROUGH JULY 31, 2011

(AUDITED)

Financial Statements

F-1

To the Board of Directors and Shareholders

Offsite Docs Inc.

Overland Park, Kansas

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the balance sheet of Offsite Docs Inc. (the “Company”) (A Development Stage Company) as of July 31, 2011 and the related statements of operations, changes in shareholders’ equity, and cash flows for the period from March 30, 2011 (inception) to July 31, 2011.  The Company’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  Our audit of the financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Offsite Docs Inc. as of July 31, 2011, and the results of its operations, changes in shareholders’ equity, and cash flows for the period from March 30, 2011 (inception) to July 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered a loss from operations and is dependent upon the continued sale of its securities or obtaining debt financing for funds to meet its cash requirements. These factors raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Timothy A. Coons, CPA PhD
San Diego, California
August 10, 2011

F-2

OFFSITE DOCS INC.

BALANCE SHEET

AS OF JULY 31, 2011

(A DEVELOPMENT STAGE COMPANY)

ASSETS
CURRENT ASSETS
Accounts Receivable	$2,150
Accounts Receivable-Attorney Escrow	$6,000
TOTAL CURRENT ASSETS	$8,150

OTHER CURRENT ASSETS
Deferred Offering Costs	$6,470
Intellectual Property – Software	$2,600
TOTAL OTHER ASSETS	$9,070
TOTAL ASSETS	$17,220

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts Payable	$7,407
Income Taxes Payable	$107
TOTAL CURRENT LIABILITIES	$7,514

Commitments and contingencies (Notes 2, 4, 5, 6, 7, 8 and 9)

SHAREHOLDERS' EQUITY
Preferred Stock, $0.001 par value, Authorized: 75,000,000 shares, Issued and Outstanding: None	$0
Common Stock, $0.001 par value, Authorized: 425,000,000 shares, Issued and Outstanding: 3,100,000 shares	$3,100
Common Stock, $0.025 par value, Authorized 425,000,000, Issued and Outstanding 240,000 shares	$6,000
Net Income for period	$606
TOTAL SHAREHOLDERS' EQUITY	$9,706
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$17,220

The accompanying notes are an integral part of the financial statements.

F-3

OFFSITE DOCS INC.

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM MARCH 31, 2011 (INCEPTION) TO

JULY 31, 2011

(A DEVELOPMENT STAGE COMPANY)

For the period from March 30, 2011 (Inception) to July 31, 2011
REVENUE
Sales	$1,650
Total Revenue	$1,650

EXPENSES
General and administrative
Website Hosting & SEO	$937
Total Expenses	$937
NET INCOME BEFORE TAXES	$713
Provision for Taxes	$107
NET INCOME	$606

NET LOSS PER SHARE
Basic and diluted	$0.0002

WEIGHTED AVERAGE NUMBER OF SHARES
Basic and diluted	3,340,000

The accompanying notes are an integral part of the financial statements.

F-4

OFFSITE DOCS INC.

STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

FOR THE PERIOD MARCH 30, 2011 (INCEPTION) TO JULY 31, 2011 (Audited)

(A DEVELOPMENT STAGE COMPANY)

	Common Stock $0.001 Par Value Shares Amount		Additional Paid-in Capital	Operating Income	Total
Balance ,March 30, 2011	0	$0	$0	$0	$0

Shares issued at $0.001 per share on March 30, 2011	3,100,000	$3,100	$0	0	$3,100

Shares issued at $0.025 per share on July 31, 2011	240,000	$6,000	$0	0	$6,000

Net Income for the Period Ended July 31, 2011				606	$606
Balance, July 31, 2011	3,340,000	$9,100	$0	$606	$9,706

The accompanying notes are an integral part of the financial statements.

F-5

OFFSITE DOCS INC.

STATEMENT OF CASH FLOWS

FOR THE PERIOD ENDED MARCH 30, 2011 (INCEPTION) TO JULY 31, 2011

(A DEVELOPMENT STAGE COMPANY)

For the period from March 30, 2011 (Inception) to July 31, 2011 (Audited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$606
Adjustments to reconcile net income (loss) to net cash used in operating activities:
(Increase) in Deferred Offering Costs	$(6,470)
(Increase) in Accounts Receivable	$(2,150)
(Increase) in Accounts Receivable – Attorney Escrow	$(6,000)
Increase in Income Taxes Payable	$107
Increase in Accounts Payable	$7,407
NET CASH PROVIDED BY OPERATING ACTIVITIES	$(6,500)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	$6,500
NET CASH PROVIDED BY FINANCING ACTIVITIES	$0

INCREASE (DECREASE) IN CASH	$79

CASH, at MARCH 30, 2011	$0

CASH, at JULY 31, 2011	$0

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$0
Income taxes paid	$0

SUPPLEMENTAL NON-CASH TRANSACTIONS:
Intellectual property contributed for stock	$2,600

The accompanying notes are an integral part of the financial statements.

F-6

OFFSITE DOCS INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD MARCH 30, 2011 (INCEPTION) to JULY 31, 2011

 (A DEVELOPMENT STAGE COMPANY)

NOTE 1 – ORGANIZATION, BUSINESS OPERATIONS, AND BASIS OF PRESENTATION

The interim financial statements ended July 31, 2011, included herein, presented in accordance with United States generally accepted accounting principles, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (SEC).  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein.

The results of operations for the interim periods are not indicative of annual results

Offsite Docs Inc. (the "Company") was incorporated in the State of Nevada on March 30, 2011. The Company is a Development Stage Company as defined by Statement of Financial Accounting Standards ("SFAS") No. 7. The Company plans to offer web-based document storage and retrieval systems.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Basis of Presentation

The financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

In view of these matters, continuation as a going concern is dependent upon the continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financial requirements, raise additional capital, and the success of its future operations. The financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should the Company not continue as a going concern.

The company plans to improve its financial condition through a public offering as described in Note 6. However, there is no assurance that the Company will be successful in accomplishing this objective. Management believes that this plan provides an opportunity for the Company to continue as a going concern.

b) Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

F-7

c) Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts or revenues and expenses during the reporting period. Actual results could differ from those estimates.

d) Fair Value of Financial Instruments

ASC Topic 820-10 requires disclosure of fair value information about financial instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of July 31, 2011.

F-7

The respective carrying value of certain on-balance-sheet financial instruments approximates their fair values. These  financial instruments include cash, stock subscriptions receivable, and accounts payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value, or they are receivable or payable on demand.  See Note 8 for further details.

e) Revenue Recognition

It is the Company's policy that revenues will be recognized in accordance with ASC Topic 605-10-25, "Revenue Recognition". Under ASC Topic 605-10-25, product revenues (or service revenues) are recognized when persuasive evidence of an arrangement exists, delivery has occurred (or service has been performed), the sales price is fixed and determinable, and collectability is reasonably assured.

f) Stock-based Compensation

The Company records stock based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expense related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. To date, the Company has not adopted a stock option plan and has not granted and stock options.

g) Income Taxes

The Company follows FASB Codification Topic 740-10-25 (ASC 740-10-25) for recording the provision for income taxes.  Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expenses or benefits are based on the changes in the asset or liability each period.  If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

h) Basic and Diluted Net Loss per Share

The Company computes net income (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share". ASC Topic 260-10 requires presentation of both basic and diluted per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive shares if their effect is anti-dilutive.  The Company had no dilutive common stock equivalents as of July 31, 2011.

F-7

j) Concentrations

The Company is not currently a party to any financial instruments that potentially subject it to concentrations of credit risk.

k) Recent Pronouncements

There were various accounting standards and interpretations issued during 2011, none of which are expected to have a material impact on the Company's financial position, operations, or cash flows.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  The Company has a net income of $713 for the period from March 30, 2011 (inception) to July 31, 2011.  The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities.

The Company is contemplating conducting an offering of its debt or equity securities to obtain additional operating capital.  The Company is dependent upon its ability, and will continue to attempt, to secure equity and/or debt financing.  There are no assurances that the Company will be successful and without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.  These financial statements do not include any adjustments that might arise from this uncertainty.

F-7

NOTE 4 - CAPITAL STOCK

Preferred Stock. The Company has authorized 75,000,000 shares of preferred stock with a par value of $.001 per share. These shares may be issued in series with such rights and preferences as may be determined by the Board of Directors. The Company has not issued any preferred shares as of July 31, 2011

Common Stock. The Company has authorized 425,000,000 shares of common stock with a par value of $.001 per share. As of July 31, 2011, there were 3,340,000 shares issued and outstanding.

On March 30, 2011, (inception), the Company issued 2,600,000 shares of common stock to Smog Space LLC at $0.0001 per share in exchange for intellectual property valued at $2,600.00.  The Company issued 500,000 shares of common stock to the President and Director of the Company at $.0001 per share, in exchange for $500.00 in a subscription payable.  The intellectual property was valued at its time and materials cost.

On July 31, 2011, the Company issued 240,000 shares of common stock to 40 investors at $0.025 per share in exchange for $6,000.00 in cash.

NOTE 5 - INCOME TAXES

Since inception, the Company had a net income of $713 and has a tax liability as of July 31, 2011.

At July 31, 2011, the tax liability consisted of the following:

Net Income before taxes	$713
Tax Liability at 15% rate	$107

F-7

NOTE 6 - RELATED PARTY TRANSACTIONS

The Company uses the offices of its President for its minimal office facility needs for no consideration. No provision for these costs has been provided since it has been determined that they are immaterial.  The President is working without compensation and has not accrued any compensation for his time associated with the beta test customer.

NOTE 7 - DEFERRED OFFERING COSTS

As of July 31, 2011 the Company had incurred $6,460 related to a proposed public offering of its securities. The Company has carried these costs as deferred offering costs in its financial statements. If the offering is successful, these costs will be charged against the proceeds. If the offering is unsuccessful, these costs will be expensed.

NOTE 8 – FAIR VALUE MEASUREMENTS

The Company adopted ASC Topic 820-10 at the beginning of 2009 to measure the fair value of certain of its financial assets required to be measured on a recurring basis.  The adoption of ASC Topic 820-10 did not impact the Company’s financial condition or results of operations.  ASC Topic 820-10 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).  ASC Topic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date.  A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability.  The three levels of the fair value hierarchy under ASC Topic 820-10 are described below:

Level 1 – Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.

Level 2 – Valuations based on quoted prices for similar assets and liabilities in active markets, quoted prices for identical assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

Level 3 – Valuations based on inputs that are supportable by little or no market activity and that are significant to the fair value of the asset or liability.

The Company has no level 3 assets or liabilities.

The following table presents a reconciliation of all assets and liabilities measured at fair value on a recurring basis as of July 31, 2011:

	Level 1	Level 2	Level 3	Fair Value
Cash	$0	$0	$0	$0
Accounts payable	$0	$7,407	$0	$7,407

NOTE 9 - SUBSEQUENT EVENTS

The Company’s Management has reviewed all material events through May 31, 2011 in accordance with ASC 855-10, and believes there are no material subsequent events to report.

F-7

OFFSITE DOCS INC.

3,340,000 SHARES OF COMMON STOCK

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until __________, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a Prospectus.  This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all estimated costs and expenses payable by the Company in connection with the Offering for the securities included in this registration statement:

SEC registration fee	$9.69
Blue Sky fees and expenses	$475.00
Printing and shipping expenses	$100.00
Legal fees and expenses	$24,750.00
Accounting fees and expenses	$1,750.00
EDGAR fees	1,000.00
Transfer agent and miscellaneous expenses	$1,000.00
Total	$29,084.69

All expenses are estimated except the SEC filing fee and the Blue Sky filing fees.

Item 14. Indemnification of Directors and Officers

The Company’s directors and executive officers are indemnified as provided by the Nevada Revised Statutes and its Bylaws. These provisions state that certain persons (hereinafter called "lndemnitees") may be indemnified by a Nevada corporation pursuant to the provisions of applicable law, namely, any person (or the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Company will indemnify the Indemnitees in each and every situation where the Company is obligated to make such indemnification pursuant to the aforesaid statutory provisions. The Company will also indemnify the Indemnitees in each and every situation where, under the aforesaid statutory provisions, the Company is not obligated, but is nevertheless permitted or empowered, to make such indemnification. Before making such indemnification with respect to any situation covered under the foregoing sentence, the Company will make a determination as to whether each Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that such Indemnitee's conduct was unlawful. No such indemnification shall be made (where not required by statute) unless it is determined that such Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that such Indemnitee's conduct was unlawful.

Item 15. Recent Sales Of Unregistered Securities.

We were incorporated in the State of Nevada on March 30, 2011 and 500,000,000 shares of common stock were issued to Neil Reams for $500 and 2,600,000 shares of common stock were issued to Smog Space LLC.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founder’s shares.  These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Reams and the members of Smog Space LLC had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act.  This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering”.  Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In July 2011, we completed a Regulation D Rule 504 offering in which we sold 240,000 shares of common stock to 40 investors, at a price per share of $0.025 for an aggregate offering price of $6,000.  The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Selling Shareholders	Shares of Common Stock Owned Prior to Offering
Robert Baker	6,000
Debra Baker	6,000
Mary Bechtel	6,000
Troy Bechtel	6,000
Jennifer Burgess	6,000
Richard Burgess IV	6,000
Taylor DeFoor	6,000
Linda DeFoor	6,000
William DeFoor Jr	6,000
Lawson Duncan	6,000
Joseph Duncan	6,000
Kimberly Duvall	6,000
Brandon Duvall	6,000
Sara Eshelbrenner	6,000
Dale Eshelbrenner	6,000
Lori Etheridge	6,,000
Jeffrey McCutchen	6,000
Debora McCutchen	6,000
Shirley Overbay	6,000
Dennis Overbay	6,000
Brian Parise	6,000
Dana Parise	6,000
Andrew Parise	6,000
Janet Reams	6,000
Franklin Reams	6,000
Beth Reams	6,000
Neil Reams	500,000
Smog Space	2,600,000
Daniel Shatto	6,000
Karen Stegmann	6,000
Duane Tindall	6,000
Cameron Tindall	6,000
Christian Tindall	6,000
Jill Tindall	6,000
James Trafzer	6,000
Faunlee Van Ness Gooley	6,000
Kelsey Vaughan	6,000
Mckenna Vaughan	6,000
Adam White	6,000
Jennifer White	6,000
Jane Zander	6,000
Christian Zarif	6,000

The common stock issued in our Regulation D, Rule 504 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 504 of Regulation D of the Securities Act of 1933.  Please note that pursuant to Rule 504, all shares purchased in the Regulation D Rule 504 offering completed in July 2011 were restricted in accordance with Rule 144 of the Securities Act of 1933.  We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation
3.2	Bylaws
4.1	Specimen common stock certificate
5.1	Opinion of Seck & Associates LLC
23.1	Consent of Seck & Associates LLC (see Exhibit 5.1)
23.2	Consent of Timothy A. Coons, CPA PhD for use of their report

Item 17. Undertakings

We hereby undertake:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any additional or changed material information on the plan of distribution which was not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any Preliminary Prospectus or Prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (Sec. 230.424);

(b) Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(c) The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(d) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

4. For determining any liability under the Securities Act of 1933:

(i) we shall treat the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of Prospectus filed by us under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective. For determining any liability under the Securities Act of 1933, we shall treat each post-effective amendment that contains a form of Prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(ii) we shall treat each Prospectus filed by us pursuant to Rule 424(b)(3) as part of the registration statement as of the date the filed Prospectus was deemed part of and included in the registration statement. Each Prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of Prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the Prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that Prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(iii) we shall treat each Prospectus filed pursuant to Rule 424 (b) as part of a registration statement relating to an offering, other than registration statement relying on Rule 430B or other than Prospectuses filed in reliance on rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. That in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant.

(iv) Any other communication that is an offer in the offering made by the undersigned to registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Overland Park, State of Kansas on August 18, 2011.

Offsite Docs Inc.

By: /s/ Neil Reams
President and Chief Executive Officer

In accordance with the requirements of the Securities Act, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Neil Reams	President, Chief Executive Officer and Director (principal executive officer; principal financial and accounting officer)	August 18, 2011